Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Corporation Announces the Pricing of its $125 Million Convertible Notes Offering

PORT WASHINGTON, N.Y., November 11, 2015 (GLOBE NEWSWIRE) — ACETO Corporation (NASDAQ:ACET) today announced the pricing of $125 million aggregate principal amount of convertible senior notes due 2020 (the "notes") in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Act"). ACETO has also granted the initial purchasers of the notes an option to purchase up to an additional $18.75 million aggregate principal amount of the notes within 13 days of the initial closing of the notes offering, solely to cover over-allotments. The sale of the notes to the initial purchasers is expected to settle on November 16, 2015, subject to customary closing conditions, and is expected to result in approximately $120.5 million in net proceeds to ACETO after deducting the initial purchasers' discount and estimated offering expenses payable by ACETO (assuming no exercise of the initial purchasers' over-allotment option). Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as bookrunners.

The notes will be senior, unsecured obligations of ACETO, bearing interest at a rate of 2.00% per year. Interest will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2016. The notes will mature on November 1, 2020, unless earlier repurchased or converted.

ACETO expects to use approximately $77.3 million of the net proceeds from the offering to repay indebtedness under its existing credit facilities and a portion of the net proceeds to pay the cost of convertible note hedge transactions described below (approximately $11.7 million after that cost is partially offset by the proceeds to ACETO from the warrant transactions described below). The remaining net proceeds from the offering will be used for general corporate purposes, which may include funding research, development and product manufacturing, acquisitions or investments in businesses, products or technologies that are complementary to ACETO’s own, increasing working capital and funding capital expenditures.

The initial conversion rate for the notes is 30.1069 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $33.21 per share). Prior to the close of business on the business day immediately preceding May 1, 2020, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. Thereafter, until the close of business on the second scheduled trading day preceding the November 1, 2020 maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of ACETO's common stock or a combination thereof, at ACETO's election. The last reported sale price of ACETO's common stock on November 10, 2015 was $25.55 per share.

In connection with the pricing of the notes, ACETO entered into privately negotiated convertible note hedge transactions with Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (the "option counterparties"), affiliates of certain of the initial purchasers. The convertible note hedge transactions are generally expected to reduce the potential dilution to ACETO’s common stock and/or offset any cash payments ACETO is required to make in excess of the principal amount of converted notes upon any conversion of notes. ACETO also entered into privately negotiated warrant transactions with the option counterparties. The warrant transactions could have a dilutive effect to the extent that the market price per share of ACETO 's common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants. In addition, if the initial purchasers exercise their option to purchase additional convertible notes, ACETO expects to enter into additional convertible note hedge and warrant transactions with the option counterparties.

ACETO has been advised by the option counterparties that in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to ACETO’s common stock and/or purchase ACETO’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of ACETO’s common stock or the notes at that time.

In addition, ACETO has been advised by the option counterparties that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to ACETO's common stock and/or purchasing or selling ACETO's common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes). This activity could also cause an increase or decrease, or reduce the size of a decrease or increase in, the market price of ACETO's common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and the shares of ACETO’s common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

FORWARD LOOKING STATEMENTS:

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, ACETO’s forward-looking statements relate to ACETO’s business plans or strategies, projected or anticipated benefits or other consequences of ACETO's plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO's operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for its forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements under the federal securities laws. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the notes offering. Many of these statements are beyond ACETO's control, and factors beyond ACETO’s control may influence the accuracy of the statements and the projections upon which the statements are based. Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO's reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and other filings. Copies of these filings are available at www.sec.gov. Any one or more of these uncertainties, risks and other influences could materially affect ACETO's results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter's performance not useful as a predictor of future quarters' results. ACETO's actual results, performance and achievements could differ materially from those expressed or implied in its forward-looking statements. Except as required by law, ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:

LHA

Jody Burfening

jburfening@lhai.com

(212) 838-3777

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